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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 7, 1994, with respect to the consolidated financial statements and schedules of Lockheed Corporation included in its Annual Report (Form 10-K) for the year ended December 26, 1993, filed with the Securities and Exchange Commission, in this Joint Proxy Statement/Prospectus of Lockheed Corporation, Martin Marietta Corporation and Lockheed Martin Corporation which is referred to and made part of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Los Angeles, California
February 6, 1995